EXHIBIT 10.2

AMENDMENT NUMBER FIVE

TO THE

AMSOUTH BANCORPORATION SUPPLEMENTAL THRIFT PLAN

Regions Financial Corporation (the “Company”) hereby amends the AmSouth Bancorporation Supplemental Thrift Plan (the “Plan”) as follows:

1. Effective January 1, 2008, by adding the following paragraph to the end of Section 2.8:

Effective January 1, 2008, Participants transferring employment to Morgan Keegan shall cease active participation in this Plan as of the date of the Participant’s transfer to Morgan Keegan.

2. Effective January 1, 2008, by adding the following paragraph to the end of Section 3.1(b):

Notwithstanding the foregoing, any Employee hired on or after January 1, 2008 shall be eligible to participate hereunder as of the January 1 coinciding with or next following the date that the Employee has a Base Salary that equals or exceeds 200% of the amount set forth in Section 414(q)(1)(B)(i) of the Code, as indexed.

3. Effective January 1, 2008, by adding the following paragraph to Section 3.1(c) of the Plan:

Effective January 1, 2008, any other Employee shall be a Participant on the January 1 immediately following the date he or she is designated in writing as a Participant in this Plan by the Chief Executive Officer of the Company or his designee.

4. Effective January 1, 2008, by adding the following paragraph to Section 3.1(d) of the Plan:

Effective January 1, 2008, Participants transferring employment to Morgan Keegan shall cease active participation in this Plan as of the date of the Participant’s transfer to Morgan Keegan.

5. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.